UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

Lineage Cell Therapeutics, Inc.

(Exact name of registrant as specified in charter)

California	001-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(442) 287-8990

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	LCTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2021, Lineage Cell Therapeutics, Inc. and its subsidiary, Cell Cure Neurosciences Ltd. (“Cell Cure” and collectively, “Lineage”) entered into a Collaboration and License Agreement (the “Agreement”) with F. Hoffmann-La Roche Ltd and Genentech, Inc., a member of the Roche Group (collectively, “Roche”), wherein Lineage granted to Roche exclusive worldwide rights to develop and commercialize retinal pigment epithelium (“RPE cells”) cell therapies, including its proprietary cell therapy known as OpRegen®, for the treatment of ocular disorders, including advanced dry age-related macular degeneration with geographic atrophy.

Under the terms of the Agreement, Roche will assume responsibility for further clinical development and commercialization of OpRegen®, which currently is being evaluated in a Phase 1/2a open-label, dose escalation clinical safety and efficacy study in patients with advanced dry age-related macular degeneration with geographic atrophy. Lineage will be responsible for completing activities related to the ongoing clinical study, for which enrollment is complete, and performing certain manufacturing and process development activities.

Roche will pay Lineage a $50 million upfront payment and Lineage is eligible to receive up to an additional $620 million in certain developmental, regulatory and commercialization milestone payments. Lineage is also eligible for tiered double-digit percentage royalties on net sales of OpRegen. All regulatory and commercial milestone payments, and royalty payments, are subject to the existence of certain intellectual property rights that cover OpRegen at the time such payments would otherwise become due, and the royalties on net sales of OpRegen are subject to financial offsets based on the existence of competing products.

The OpRegen program has been supported in part with contributions made by Hadasit Medical Research Services and Development Ltd. (“Hadasit”), the technology transfer company of Hadassah Medical Center, and the Israeli Innovation Authority (the “IIA”), an independent agency created to address the needs of global innovation ecosystems. A significant portion of early development on the OpRegen program occurred at Cell Cure, which is a 99%-owned subsidiary of Lineage. Cell Cure was established by the Hadassah Medical Center, where the intellectual property underlying the differentiation and manufacture of RPE cells originated. In addition, significant monetary support for the OpRegen program was provided by the IIA through a series of separate research grants, beginning in 2007. Each of these parties’ contributions began when the OpRegen program was in its earliest stages of development. As a result, and subject to the terms of contracts among the applicable parties, Lineage is obligated to pay Hadasit and the IIA a portion of the upfront, milestone, and royalty payments which may be received from Roche under the Agreement. Lineage is obligated to pay approximately 24.3% of the upfront payment and any milestone payments, and 3% of all royalty payments it receives from Roche to the IIA, up to an aggregate cap on all payments to IIA of approximately $103 million.

In addition, pursuant to that certain Second Amended and Restated License Agreement, dated June 15, 2017, between Cell Cure and Hadasit, as amended, and a certain letter agreement entered into on December 17, 2021, by and between Cell Cure and Hadasit, Cell Cure is obligated to pay to Hadasit a maximum of 21.5% of the upfront payment (subject to certain reductions) and any milestone payments, and up to 50% of all royalty payments (subject to a maximum payment of 5% of net sales of products), Lineage receives from Roche. The letter agreement generally terminates upon the termination of the Agreement.

Unless earlier terminated by either party, the Agreement will expire on a product-by-product and country-by-country basis upon the expiration of all of Roche’s payment obligations under the Agreement. Roche may terminate the Agreement in its entirety, or on a product-by-product or country-by-country basis, at any time with advance written notice. Either party may terminate the Agreement in its entirety with written notice for the other party’s material breach if such party fails to cure the breach. Either party also may terminate the Agreement in its entirety upon certain insolvency events involving the other party.

The representations, warranties and covenants contained in the Agreement were made only for the purposes of the Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Agreement and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the rights and relationships among the parties to the Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by Lineage’s shareholders. In reviewing the representations, warranties and covenants contained in the Agreement, it is important to bear in mind that such representations, warranties and covenants were not intended by the parties to the Agreement to be characterizations of the actual state of facts or conditions of Lineage or OpRegen®. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, the representations, warranties and covenants in the Agreement should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Lineage publicly files with the U.S. Securities and Exchange Commission.

Item 7.01.	Regulation FD Disclosure.

On December 20, 2021, Lineage issued a press release announcing its entry into the Agreement. A copy of the press release is attached as Exhibit 99.1 to this report.

The information contained in this Item 7.01, including in Exhibit 99.1 to this report, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in Exhibit 99.1 shall not be incorporated by reference into any filing with the Securities and Exchange Commission (“SEC”) made by Lineage, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Lineage cautions you that all statements, other than statements of historical facts, contained in this report, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “can,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “suggest,” or the negative version of these words and similar expressions. Such statements include, but are not limited to, statements relating to the further clinical development and commercialization of OpRegen®, Lineage’s ability to complete its obligations under the Agreement, the potential future achievement of specified developmental, regulatory and commercialization milestones, and the potential future receipt of payments therefrom. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Lineage’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including risks and uncertainties inherent in Lineage’s business and other risks in Lineage’s filings with the SEC. Lineage’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Further information regarding these and other risks is included under the heading “Risk Factors” in Lineage’s periodic reports with the SEC, including Lineage’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC and its other reports, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Lineage undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated December 20, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date: December 20, 2021	By:	/s/ George A. Samuel III
	Name:	George A. Samuel III
	Title:	General Counsel and Corporate Secretary